Exhibit 32

                    CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of Wrap-N-Roll USA, Inc. (the "Registrant") on Form 10-KSB for the years ending December 31, 2005, 2004 and 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Annual Report"), we, Alex Ferries, President and Swen Mortenson,
Secretary/Treasurer of the Registrant, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley
Act of 2002, that:

     (1) The Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.


Dated:  5/30/2007                           /s/ Alex Ferries
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                                          Alex Ferries
                                          President and Director


Dated:  5/30/2007                           /s/ Swen Mortenson
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                                          Swen Mortenson
                                          Secretary and Treasurer